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                                                                    EXHIBIT 10.8


                            VASTAR RESOURCES, INC.
                              SECOND AMENDMENT TO
                            EXECUTIVE MEDICAL PLAN


     Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Executive Medical Plan (the "Plan") is hereby amended effective May 24, 2000, as follows:

     1.  Paragraph 5 is amended in its entirety and shall now read as follows:

          5.   Retiree Medical Coverage.

               A Retiree (as hereafter defined) may continue participation in the Plan. The term "Retiree" shall mean any Participant who was participating in the Plan and who while participating in the Plan:

          (a) Terminated employment and, at such time, was entitled to an immediate retirement allowance from a qualified retirement plan of the Company; or

          (b) Terminated employment after attainment of age 53 years plus six months and ten or more years of Membership Service, as defined in the Vastar Resources, Inc. Retirement Plan and is eligible for an allowance under the Vastar Resources, Inc. Special Termination Allowance Plan. A Participant described in this subparagraph (b) shall become a Retiree upon the date the Participant becomes eligible to receive an immediate monthly retirement allowance from a qualified retirement plan of the Company; or

          (c) Terminated employment in accordance with the terms and conditions of a written agreement between the Company and the Employee, which grants the Employee Retiree status. The applicable provisions of such written agreement are incorporated by reference as a provision of the Plan; or

          (d) Has a termination of employment as described in Paragraph 2(b)(i) of the Plan during a Benefit Trigger Window and the Participant, as of the date of the Participant's termination of employment, (A) has attained the age of 48 years plus six months or more and (B) as of the date of the Participant's termination of employment, has five or more years of Membership Service, as defined under the Vastar Resources, Inc. Retirement Plan and is eligible for an allowance under the Vastar Resources, Inc. Special Termination Allowance Plan. A Participant described in this subparagraph (d) shall become a Retiree on the earlier of the 19th month after such Participant's termination of employment or the date the Participant becomes eligible to receive an immediate monthly retirement allowance under the Vastar Resources, Inc. Retirement Plan.
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     Executed this 6th day of July, 2000.


                              VASTAR RESOURCES, INC.


                                   /s/  JEFFREY M. BENDER
ATTEST:                       By: ----------------------------------
                                    Jeffrey M. Bender
                                    Vice President, Human Resources
     /s/  ANTHONY S. NOONAN
By: --------------------------------
          Anthony S. Noonan
Name:_______________________________
          General Tax Officer
Title:________________________________


Approved as to Form:

WACHOVIA BANK N.A.

     /s/  PETER D. QUINN
By: --------------------------------
          Peter D. Quinn
Name:_______________________________
          Senior Vice President
Title:________________________________

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